Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended September				Year-To-Date September
	2023	2022	Change	Weather Adjusted Change	2023	2022	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	55,428	56,606	(2.1)%		150,157	156,874	(4.3)%

Total Retail Sales-	42,364	41,490	2.1%	(0.9)%	110,715	113,716	(2.6)%	(0.4)%
Residential	15,133	14,467	4.6%	(1.8)%	36,458	38,632	(5.6)%	(0.4)%
Commercial	14,341	13,827	3.7%	1.3%	37,050	37,060	—%	1.3%
Industrial	12,751	13,048	(2.3)%	(2.3)%	36,791	37,575	(2.1)%	(2.1)%
Other	139	148	(6.1)%	(6.5)%	416	449	(7.5)%	(7.1)%

Total Wholesale Sales	13,064	15,116	(13.6)%	N/A	39,442	43,158	(8.6)%	N/A

(In Thousands of Customers)

					Period Ended September
					2023	2022	Change
Regulated Utility Customers-
Total Utility Customers-					8,792	8,722	0.8%
Total Traditional Electric					4,476	4,422	1.2%
Southern Company Gas					4,316	4,300	0.4%